                                                                       EXHIBIT A

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE (COLLECTIVELY, "THE SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR UNDER ANY APPLICABLE STATE LAWS ("STATE LAWS"). ACCORDINGLY, THE SECURITIES MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE LAWS OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                               WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of May 13, 1997 between EDUCATIONAL VIDEO CONFERENCING, INC., a New York corporation (the "Company"), and ADELPHI UNIVERSITY ("Adelphi").

          The Company proposes to issue to Adelphi warrants as hereinafter described (the "Adelphi Warrants") to purchase up to an aggregate of 75,000 shares, subject to adjustments as hereinafter provided (the "Warrant Shares") of the Company's Common Stock, par value $.0001 per share, (the "Common Stock").

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1. Issues of Warrants; Form of Warrant. The Company will issue, transfer and deliver the Adelphi Warrants to Adelphi. The text of the Adelphi Warrants and the form of election to purchase shares to be attached thereto shall be substantially as set forth in Attachment 1 annexed hereto. The Adelphi Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the properly authorized officers, with its seal duly affixed.

          2. Registration. The Adelphi Warrants shall be numbered and shall be registered. The Company shall be entitled to treat the registered holder of any Adelphi Warrant or Warrant Shares as the owner in fact thereof for all purposes (each, a "Holder"). The Adelphi Warrants shall be registered in the name of Adelphi University.

          3. Terms of Warrants; Exercise of Warrants. Each Adelphi Warrant entitles the registered owner thereof to purchase one share of Common Stock (as adjusted), at a purchase price per share of $2.72 (the "Exercise Price") at any time from the first anniversary of the effective date of the Registration Statement relating to such initial public offering until 5:00 p.m. New York City time, on the date six years from the effective date of such Registration Statement, (the "Expiration Date"). The Exercise Price and the shares of Common Stock issuable upon exercise of Adelphi Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 6 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Adelphi Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in agent, of such Adelphi Warrants, with the form of election to agent, of such Adelphi Warrants, with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 6 of this Agreement, for the number of Warrant Shares in respect of which such Adelphi Warrants are then exercised. Payment of such Exercise Price may be made in cash or by check payable to the order of the company. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of an Adelphi Warrant. Upon each surrender of Adelphi Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Adelphi Warrants and (subject to receipt of evidence of compliance with the provisions of Section 9 of this Agreement) in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Adelphi Warrants, together with cash, as provided in Section 7 of this Agreement, in respect of any fractional Warrant Shares otherwise issuable upon surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the date of the surrender of such Adelphi Warrants and payment of the exercise Price as aforesaid. The rights of purchase represented by Adelphi Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, if and Adelphi Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise, a new Adelphi Warrant or Adelphi Warrants shall be issued for the remaining number of Warrant Shares specified in the Adelphi Warrant so surrendered.

          4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of shares upon the exercise of Adelphi Warrants.

          5. Reservation of Shares, etc. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Adelphi Warrants. The transfer agent for the Common Stock (the "Transfer Agent"), will be irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be required for this purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Company will supply any such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in
Section 7 of this Agreement. All Adelphi Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Adelphi Warrants shall constitute sufficient evidence of the number of shares of Common Stock that have been issued upon the exercise of such Adelphi Warrants.

          6. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities purchasable upon exercise of each Adelphi Warrant shall be subject to adjustment from time to time upon the happening of certain events that may occur after the date hereof and prior to the Expiration Date, as follows:

               A. In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common

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               Stock into a greater number of shares, (iii) combine its
               outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue a reclassification of its shares of Common Stock or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of each Adelphi Warrant immediately prior thereto shall be adjusted so that the Holder of each Adelphi Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Adelphi Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Paragraph A shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

               B. In the event the Company shall issue rights, options or warrants to all (or substantially all) holders of its shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this Paragraph B) to subscribe for or to purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the Exercise Price per share of Common Stock in effect immediately prior to such issuance or sale, the number of Warrant Shares thereafter purchasable upon exercise of each Adelphi Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Adelphi Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

               C. In case the Company shall distribute to all (or substantially all) holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in

               Paragraph A above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Paragraph B above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Adelphi Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Adelphi Warrant, by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Paragraph D below) on the record date mentioned below in this Paragraph C, and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

               D. For the purpose of any computation under Paragraph C of this
               Section 6, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the 15 consecutive trading days commencing 20 trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in such case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

               E. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each Adelphi Warrant;

               provided, however, that any adjustments which by reason of this Paragraph E are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Adelphi Warrant, in addition to those required by this Section 6, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

               F. Whenever the number of Warrant Shares purchasable upon the exercise of each Adelphi Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Adelphi Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

               G. For the purpose of this Section 6, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company as the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Paragraph A above, the Holders shall become entitled to purchase any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Adelphi Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in Paragraphs A through F, inclusive, above, and paragraphs H through M, inclusive, of this Section 6, and the provisions of Sections 3, 4, 5 and 8, with respect to the Warrant Shares, shall apply on like terms to any such shares.

               H. Upon the expiration of any rights, options or warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Adelphi Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (x) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants or conversion rights and (y) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

               I. The Company may at its option, at any time during the term of the Adelphi Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

               J. Whenever the number of Warrant Shares purchasable upon the exercise of each Adelphi Warrant or the exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment of adjustments. The Company may retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 6 and shall cause such accountants to prepare a certificate setting forth the number of warrant Shares purchasable upon the exercise of each Adelphi Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

               K. Except as provided in this Section 6, no adjustment in respect of any dividends paid in cash out of earnings and profits of the Company shall be made during the term of an Adelphi Warrant or upon the exercise of an Adelphi Warrant.

               L. In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or each successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that the Adelphi Warrants shall remain in effect and shall be binding upon the successor company and that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Adelphi Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Adelphi Warrant been exercised immediately prior to such action. The provisions of this Paragraph L shall similarly apply to successive consolidations, mergers, sales or conveyances.

               M. Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Adelphi Warrants pursuant to this Agreement, certificates for Adelphi Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares as are initially issuable pursuant to this Agreement, but the Holders may request replacement Warrants reflecting the correct number of shares.

          7. Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Adelphi Warrants.

          8. Registration Rights.

               A. Piggyback Registration.

                    (i) In the event that during the six-year period following the Company's initial public offering of its Common Stock, the Company determines to proceed with the preparation and filing of an additional registration statement under the Securities Act of 1933, as amended ("the Securities Act"), in connection with the proposed offer and sale for cash of any of its securities by it or any of its other security holders (other than a registration statement on Forms S-4, S-8, or other limited purpose form), the Company shall give written notice of its determination to all record Holders of the Adelphi Warrants, and Warrant Shares (collectively, the "Registrable Securities"). Upon the written request of a Holder of Registrable Securities, given within 20 days after receipt of any such notice from the Company, and provided the Company receives from such Holder all other information the Company reasonably requests, the Company shall, subject to the remainder of this Section 8A., cause such Holder's Registrable Securities to be included in such registration statement. Nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration contemplated by this Section 8A.

                    (ii) If any registration pursuant to this Section 8A. is underwritten in whole or in part, the Company may also require that the included Registrable Securities be included in the underwriting on the same terms and conditions as the other securities being sold through such underwriter(s) and that each Holder thereof enter into an appropriate underwriting agreement. If, in the good faith judgement of the managing underwriter of such public offering, the inclusion of such Registrable Securities and any other securities having similar piggyback registration rights for which registration at the same time as such Registrable Securities has been requested (such Registrable Securities and other securities being collectively, the "Piggyback Securities") would interfere with the successful marketing, or require a reduction in the number, of the securities offered by the Company, the number of the Piggyback Securities otherwise to be included in such underwritten public offering may be reduced pro rata (as the Company, in its sole discretion, deems equitable) among the Holders thereof or excluded in their entirety if so required by the underwriter(s). The excluded Registrable Securities shall be withheld from the market by the Holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

               B. Action to be Taken by the Company. In connection with the registration of Registrable Securities pursuant hereto, the Company agrees to:

                    (i) Bear the expense of any registration or qualification under (a) of this section, including but not limited to legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees or disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of Registrable Securities;

                    (ii) Use its best efforts to register or qualify Registrable Securities for offer or sale under state securities or blues sky laws of New York and such other jurisdictions in which Adelphi shall reasonably request;

                    (iii) Enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Holder of Registrable Securities included in such Registration Statement.

          9. Notice to Holders.

               A. Nothing contained in this Agreement or in any of the Adelphi Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice there of to be sent by first-class mail, postage prepaid, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Adelphi warrants at such Holder's address appearing on the Adelphi Warrant register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Adelphi Warrants and all other rights with respect thereto shall cease and terminate.

                  B. In the event that the Company intends to make any distribution on its Common Stock (or other securities which may be purchasable in lieu thereof upon the exercise of Adelphi Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least 15 days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Adelphi Warrants at such Holder's address appearing on the Adelphi warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

               10. Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Adelphi Warrant and/or Warrant Share to the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 10 to the Holders of Adelphi Warrants and/or Warrant Shares:

                           EDUCATIONAL VIDEO CONFERENCING, INC.
                           35 East Grassy Sprain Road
                           Yonkers, New York 10701

         Notices or demands authorized by this Agreement to be made by the Company to the Holder of any Adelphi Warrant and/or Warrant Share shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to:

                           ADELPHI UNIVERSITY
                           Vice President of Finance and Treasurer
                           South Avenue
                           Garden City, New York 11530

          11. Opinion of Counsel. Counsel to the Company shall deliver to Adelphi an opinion, dated the date hereof, satisfactory to counsel for Adelphi, to the effect that (i) the Adelphi Warrants and this Agreement have been authorized by all necessary corporate action, (ii) the Adelphi Warrants and this Agreement have been duly authorized, executed and delivered and each constitutes a legal, valid and binding obligation of the company enforceable in accordance with its terms, (iii) the Company has reserved out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Adelphi Warrants and (iv) the Warrant Shares, when issued upon exercise of Adelphi Warrants in accordance with the terms of the Adelphi Warrants and this Agreement, will be validly issued, fully paid and non-assessable.

          12. Governing Law. This Agreement and each Adelphi Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 10.

          13. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

(Corporate Seal)                            EDUCATIONAL VIDEO CONFERENCING, INC.

Attest:                                     By:  /s/ Dr. Arol I. Buntzman
                                               ---------------------------------


  /s/ Richard Goldenberg
- ---------------------------

                                            ADELPHI UNIVERSITY

(Corporate Seal)                            By:  /s/ Catherine Hennessey
                                               ---------------------------------

Attest:

  /s/
- ---------------------------

                                                                    ATTACHMENT 1

                                                     75,000  Warrants

                     EDUCATIONAL VIDEO CONFERENCING, INC.

                              Warrant Certificate

     THIS CERTIFIES THAT for value received ADELPHI UNIVERSITY, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof upon presentation and surrender of this Warrant Certificate with the form of Election to Purchase duly executed, to purchase at any time from the first anniversary of the effective date of the Registration Statement until 5:00 p.m., New York City time on the date six years from the effective date of the Registration Statement (the "Expiration Date"), one fully paid and non-assessable share of the common stock, par value, $.0001 per share (the "Common Stock"), of EDUCATIONAL VIDEO CONFERENCING, INC., a New York Corporation (the "Company"), at a purchase price per share of $2.72 (the "Exercise Price"). The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of May 13, 1997 (the "Warrant Agreement") between the Company and Adelphi University, which Warrant Agreement is hereby incorporated herein by reference and made part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

     No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and payment for the Warrant Shares shall have been made, and the Warrant Shares shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

     This Warrant, and the rights of the Holder hereof, shall be governed by the law of the State of New York.

     IN WITNESS THEREOF, EDUCATIONAL VIDEO CONFERENCING, INC. has caused the signature (or facsimile signature) of its President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated: 3/16/98

                                            EDUCATIONAL VIDEO CONFERENCING, INC.

                                            By  /s/ Arol I. Buntzman
                                              ----------------------------------

(Corporate Seal)

Attest:

  /s/ Richard Goldenberg
- --------------------------
Secretary

                                    FORM OF

                                  ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

     FOR VALUE RECEIVED hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint , to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:              , 19
      --------------    ---

                                   Signature
                                             -----------------------------------

Signature Guaranteed:

                                    NOTICE

     The signature on the foregoing Assignment must correspond to the name as within upon the face of this Warrant Certificate, in every particular, without alteration or enlargement or any change whatsoever.

                                    FORM OF

                             ELECTION TO PURCHASE

       (To be executed if holder desires to exercise Warrant Certificate.)

     TO EDUCATIONAL VIDEO CONFERENCING, INC.:

     The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable. Upon the exercise of such Warrants and requests that certificates for such shares in the name of:

     Please insert your social security number or other identifying number


--------------------------------


--------------------------------
(Please print name and address)


--------------------------------


     If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

- -------------------------------


- -------------------------------
(Please print name and address)


- -------------------------------



Dated:
      --------------------------

                                ---------------------------------------
                                (Signature must conform in all respects
                                name of holder as specified on the face
                                of this Warrant Certificate)

                                       15